Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


AUGUST 17, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   VANGUARD MINERALS CORPORATION

Dear Sirs:

We were previously the principal auditors for Vanguard Minerals Corporation, a Nevada corporation ("Vanguard") and we reported on the financial statements of Vanguard for the period from inception, August 25, 2003 to December 31, 2008. We have read Vanguard's statements under Item 4 of its Form 8-K, dated August 17, and we agree with such statements.

For the most recent fiscal period through to August 17, 2009, there have been no disagreements between Vanguard and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


            6490 West Desert Inn Road, Las Vegas, NV 89146
                  (702) 253-7499 Fax (702) 253-7501